UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2015 (September 18, 2015)

INFOR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-183494-06	01-0924667
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10011

(Address of principal executive offices) (Zip Code)

(646) 336-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 18, 2015, Infor (US), Inc. (the “Company”), a wholly owned subsidiary of Infor, Inc. (“Infor”), completed its previously announced acquisition of GT Nexus, Inc. (“GT Nexus”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 10, 2015, by and among the Company, GT Topco, LLC (“GT Topco”), Apollo Acquisition Sub, Inc. (“Merger Sub”), GT Nexus and Warburg Pincus Equity Partners Liquidating Trust, as Seller Representative. Pursuant to the Merger Agreement, Merger Sub merged with and into GT Nexus, with GT Nexus surviving as a subsidiary of GT Topco (the “Merger”) and therefore as a subsidiary of Infor. The total consideration paid in the Merger was approximately $675,000,000, subject to certain adjustments in accordance with the terms set forth in the Merger Agreement (the “Merger Consideration”).

Concurrently with the execution of the Merger Agreement, certain holders of GT Nexus capital stock entered into the Stock Rollover and Equity Purchase Agreement (the “Rollover Agreement”) pursuant to which such holders agreed, subject to the terms and conditions set forth therein, to contribute shares of GT Nexus capital stock that otherwise would represent, if the Rollover Agreement were not in place, the right to receive $125,000,000 of the Merger Consideration, subject to certain adjustments, in exchange for equity interests in GT Topco. On September 18, 2015 and immediately prior to the Merger, certain members of GT Nexus management, other holders of GT Nexus capital stock and certain holders of options to purchase GT Nexus capital stock joined the Rollover Agreement and contributed shares of GT Nexus capital stock (including those issuable upon the exercise of options) and other cash consideration to GT Topco, with the amount of such aggregate contribution equaling $125,000,000.

As previously disclosed, the Company entered into an indenture, dated as of August 25, 2015 (the “Indenture”), by and among the Company, Infor, the other guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent, in connection with the issuance of $500 million aggregate principal amount of the Company’s 5.750% First Lien Senior Secured Notes due 2020 (the “Notes”). Proceeds from the issuance of the Notes were deposited into an escrow account on August 25, 2015 and released to the Company on September 18, 2015 in connection with the consummation of the Merger and used to fund a portion of the Merger Consideration.

The foregoing descriptions of the Merger Agreement and the Rollover Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements. The representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of specific dates, are solely for the benefit of the parties thereto, and may have been qualified by certain disclosures between the parties thereto and a contractual standard of materiality different from those generally applicable to investors, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Merger Agreement and should not be relied upon as a disclosure of factual information relating to Infor, the Company or GT Nexus. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 8.01	Other Events

On September 21, 2015, Infor issued a press release announcing the completion of the Merger, which is attached as Exhibit 99.1 hereto, and is incorporated into this report by reference.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated August 10, 2015, between Infor (US), Inc., GT Topco, LLC, Apollo Acquisition Sub, Inc., GT Nexus, Inc. and Warburg Pincus Equity Partners Liquidating Trust (filed with Infor, Inc.’s Quarterly Report on Form 10-Q filed on September 3, 2015 (Reg. No. 333-183494) and incorporated herein by reference).

2.2*	Form of Stock Rollover and Equity Purchase Agreement, dated as of August 10, 2015, by and among GT Topco, LLC, Infor (US), Inc., and the other parties thereto (filed with Infor, Inc.’s Quarterly Report on Form 10-Q filed on September 3, 2015 (Reg. No. 333-183494) and incorporated herein by reference).

99.1	Press release issued by Infor, Inc. on September 21, 2015.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the Agreement and Plan of Merger and the Form of Stock Rollover and Equity Purchase Agreement. The Company hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOR, INC.

Date: September 21, 2015	By:	/s/ Jeffrey Laborde
Jeffrey Laborde
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated August 10, 2015, between Infor (US), Inc., GT Topco, LLC, Apollo Acquisition Sub, Inc., GT Nexus, Inc. and Warburg Pincus Equity Partners Liquidating Trust (filed with Infor, Inc.’s Quarterly Report on Form 10-Q filed on September 3, 2015 (Reg. No. 333-183494) and incorporated herein by reference).

2.2*	Form of Stock Rollover and Equity Purchase Agreement, dated as of August 10, 2015, by and among GT Topco, LLC, Infor (US), Inc., and the other parties thereto (filed with Infor, Inc.’s Quarterly Report on Form 10-Q filed on September 3, 2015 (Reg. No. 333-183494) and incorporated herein by reference).

99.1	Press release issued by Infor, Inc. on September 21, 2015.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the Agreement and Plan of Merger and the Form of Stock Rollover and Equity Purchase Agreement. The Company hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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